I-80 GOLD CORP.
(THE "CORPORATION")

OMNIBUS SHARE INCENTIVE PLAN

I-80 GOLD CORP. OMNIBUS SHARE INCENTIVE PLAN

i-80 Gold Corp. (the "Corporation") hereby establishes an omnibus share incentive plan for certain qualified directors, executive officers, employees or Consultants (as defined herein) of the Corporation or any of its Subsidiaries (as defined herein).

ARTICLE 1
INTERPRETATION

1.1 Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

"Account" means a notional account maintained for each Participant on the books of the Corporation which will be credited with Share Units or DSUs, as applicable, in accordance with the terms of this Plan;

"Arrangement" means the arrangement of Premier under Section 182 of the Business Corporations Act (Ontario) approved by the securityholders of Premier at a special meeting on February 23, 2021, which provides for, among other things, the exchange of Premier Options for Replacement SpinCo Options;

"Associate", where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant and (ii) the spouse of that Participant and that Participant's children, as well as that Participant's relatives and that Participant's spouse's relatives, if they share that Participant's residence;

"Award" means any of an Option (including, for the avoidance of doubt, a Replacement SpinCo Option), Share Unit or DSU granted pursuant to, or otherwise governed by, the Plan;

"Blackout Period" means the period during which Participants cannot trade securities of the Corporation pursuant to the Corporation's policy respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider, is subject);

"Blackout Period Expiry Date" means the date on which a Blackout Period expires;

"Board" has the meaning ascribed thereto in Section 2.2(1) hereof;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Vancouver, British Columbia for the transaction of banking business;

"Canadian Participant" means a Participant who is a resident of Canada and/or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

"Cashless Exercise Right" has the meaning ascribed thereto in Section 3.6(3) hereof;

"Cause" has the meaning ascribed thereto in Section 6.2(1) hereof;

"Change of Control" means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a) any transaction (other than a transaction described in clause (c) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation's then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation's equity incentive plans;

(b) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c) the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its wholly-owned Subsidiaries;

(d) the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(e) individuals who, immediately prior to a particular time, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board immediately following such time; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Code Section 409A" means Section 409A of the Code and applicable regulations and guidance issued thereunder;

"Consultant" means a natural person, other than an employee, executive officer or director of the Corporation or a Subsidiary, who provides ongoing bona fide services to the Corporation (not in connection with the offer or sale of securities in a capital-raising transaction), and who does not directly or indirectly promote or maintain a market for the Corporation's securities;

"Consulting Agreement" means any written consulting agreement between the Corporation or a Subsidiary and a Participant who is a Consultant;

"Corporation" means i-80 Gold Corp., a corporation existing under the Business Corporations Act (British Columbia);

"Designated Broker" means a broker who is independent (pursuant to the rules and policies of the TSX) of, and deals at arm's length with, the Corporation and its Subsidiaries and is designated by the Corporation or its Subsidiaries;

"Dividend Equivalent" means additional Share Units credited to a Participant's Account as a dividend equivalent pursuant to Section 4.7;

"DSU" has the meaning ascribed thereto in Section 5.1 hereof;

"DSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, a form of which is attached hereto as Exhibit "D";

"DSU Redemption Date" means, with respect to a particular DSU, the date on which such DSU is redeemed in accordance with the provisions of this Plan;

"Eligibility Date" the effective date on which a Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Corporation by the insurance company providing such long-term disability benefits);

"Eligible Participant" means: (i) in respect of a grant of Options or Share Units, any director, executive officer, employee or Consultant of the Corporation or any of its Subsidiaries, (ii) in respect of a grant of DSUs, any Non-Employee Director, and (iii) in respect of a grant of Replacement SpinCo Options, any former holder of Premier Options who is entitled to receive Replacement SpinCo Options in accordance with the Plan of Arrangement;

"Employment Agreement" means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

"Exercise Notice" means a notice in writing signed by a Participant and stating the Participant's intention to exercise a particular Option, if applicable;

"Grant Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a Share Unit Agreement, a DSU Agreement, an Employment Agreement or a Consulting Agreement;

"Insider" means a "reporting insider" as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Company Manual) of such "reporting insider";

"ITA" means the Income ITA (Canada), as amended from time to time;

"ITA Regulations" means the regulations promulgated under the ITA, as amended from time to time;

"Market Value of a Share" means, with respect to any particular date as of which the Market Value of a Share is required to be determined, (i) if the Shares are then listed on the TSX, the closing price of the Shares on the TSX on the last trading day prior to such particular date; (ii) if the Shares are not then listed on the TSX, the closing price of the Shares on any other stock exchange on which the Shares are then listed (and, if more than one, then using the exchange on which a majority of trading in the Shares occurs) on the last trading day prior to the such particular date; or (iii) if the Shares are not then listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith, and such determination shall be conclusive and binding on all Persons;

"Non-Employee Director" means a member of the Board who is not otherwise an employee or executive officer of the Corporation or a Subsidiary;

"Option" means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, and includes, for the avoidance of doubt, a Replacement SpinCo Option;

"Option Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit "A";

"Option Price" has the meaning ascribed thereto in Section 3.2 hereof;

"Option Term" has the meaning ascribed thereto in Section 3.4 hereof;

"Outstanding Issue" means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

"Participant" means any Eligible Participant that is granted one or more Awards under the Plan;

"Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option or Share Unit.

"Performance Period" means the period determined by the Board at the time any Option or Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Options or Share Unit are to be measured;

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

"Plan" means this i-80 Gold Corp. Omnibus Share Incentive Plan, including the exhibits hereto and any amendments or supplements hereto made after the effective date hereof;

"Plan of Arrangement" means the plan of arrangement implementing the Arrangement;

"Premier" means Premier Gold Mines Limited, a corporation existing under the Business Corporations Act (Ontario) and the parent of the Corporation prior to the completion of the Arrangement;

"Premier Option" means a share purchase option to acquire a Premier Share granted pursuant to the Premier Share Incentive Plan;

"Premier Share Incentive Plan" means the amended and restated share incentive plan of Premier dated May 23, 2019, as amended from time to time including pursuant to the Premier Share Incentive Plan Amendments;

"Premier Share Incentive Plan Amendments" has the meaning given to that term in the Plan of Arrangement;

"Premier Shares" means the common shares in the capital of Premier, as constituted prior to the effective time of the Arrangement;

"Redemption Date" has the meaning ascribed thereto in Section 4.5(1) hereof;

"Replacement SpinCo Option" means an option to acquire 0.4 of a Share granted to a former holder of a Premier Option in exchange for the SpinCo Portion of such Premier Option pursuant to, and on the terms and conditions set out in, the Plan of Arrangement;

"Restriction Period" means, with respect to a particular grant of Share Units, the period between the date of grant of such Share Units and the latest Vesting Date in respect of any portion of such Share Units;

"SEC" has the meaning ascribed thereto in Section 8.4(5) hereof;

"Separation from Service" has the meaning ascribed to it under Code Section 409A;

"Shares" means the common shares in the share capital of the Corporation;

"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full-time employee, director, officer, Insider, or Consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

"Share Unit" means a right awarded to a Participant to receive a payment as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

"Share Unit Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Share Units and the terms and conditions thereof, a form of which is attached hereto as Exhibit "C";

"Share Unit Outside Expiry Date" has the meaning ascribed thereto in Section 4.5(4) hereof.

"SpinCo Portion" has the meaning given to that term in the Plan of Arrangement;

"Stock Exchange" means the TSX or, if the Shares are not listed or posted for trading on the TSX at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;

"Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

"Termination Date" means (i) in the event of a Participant's resignation, the date on which such Participant ceases to be a director, executive officer, employee or Consultant of the Corporation or one of its Subsidiaries, (ii) in the event of the termination of the Participant's employment, or position as director, executive or officer of the Corporation or a Subsidiary, or Consultant, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be, and (iii) in the event of a Participant's death, on the date of death, provided that, in applying the provisions of this Plan to DSUs granted to a Canadian Participant, the "Termination Date" shall be the date on which the Participant is neither a director, employee, executive or officer of the Corporation or of any affiliate of the Corporation (where "affiliate" has the meaning ascribed thereto by the Canada Revenue Agency for the purposes of paragraph 6801(d) of the ITA Regulations);

"Termination of Service" means that a Participant has ceased to be an Eligible Participant;

"TSX" means the Toronto Stock Exchange;

"U.S." means the United States of America;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"U.S. Share Unit Outside Expiry Date" has the meaning ascribed thereto in Section 4.1 hereof;

"U.S. Taxpayer" means a Participant who is a U.S. citizen, a U.S. permanent resident or other person who is subject to taxation on their income or in respect of Awards under the Code, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer; and

"Vesting Date" has the meaning ascribed thereto in Section 4.4 hereof.

1.2 Interpretation

(1) Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term "discretion" or "authority" means the sole and absolute discretion of the Board.

(2) The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3) In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4) The words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation". As used herein, the expressions "Article", "Section" and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5) Unless otherwise specified in the Participant's Grant Agreement, all references to money amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion shall be based on the exchange rate quoted by the Bank of Canada on the particular date.

(6) For purposes of this Plan, the legal representatives of a Participant shall only include the legal representative of the Participant's estate or will.

(7) If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1 Purpose of the Plan

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a) to increase the interest in the Corporation's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b) to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c) to reward Participants for their performance of services while working for the Corporation or a Subsidiary;

(d) to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service; and

(e) in connection with the grant of Replacement SpinCo Options, to reward such Participants for the services performed by them in relation to the Subsidiaries prior to the effective time of the Arrangement.

2.2 Implementation and Administration of the Plan

(1) The Plan shall be administered and interpreted by the board of directors of the Corporation (the "Board") or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the "Board" herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

(2) Subject to Article 7 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

(3) Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board's sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4) No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5) The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

2.3 Participation in this Plan

(1) The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award, the exercise of an Option or transactions in the Shares or otherwise in respect of participation under the Plan. Neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2) Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(3) Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4 Shares Subject to the Plan

(1) Subject to adjustment pursuant to Article 7 hereof, the securities that may be acquired by Participants pursuant to Awards under this Plan shall consist of authorized but unissued Shares, provided that in the case of Share Units the Corporation (or applicable Subsidiary) may, at its sole discretion, elect to settle such Share Units in Shares acquired in the open market by a Designated Broker for the benefit of a Participant.

(2) The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall be equal to 10% of the Outstanding Issue, less any Shares underlying securities granted under any other Share Compensation Arrangement of the Corporation, if any. For the purposes of calculating the number of Shares reserved for issuance under this Plan, (i) each Option, other than a Replacement SpinCo Option, shall be counted as reserving one Share under the Plan, (ii) each Replacement SpinCo Option shall be counted as reserving 0.4 of a Share under the Plan, and (iii) , notwithstanding that the settlement of any Share Unit or DSU in Shares shall be at the sole discretion of the Corporation as provided herein, for purposes of the foregoing each Share Unit and each DSU shall, in each case, be counted as reserving one Share under the Plan. The Plan is considered to be an "evergreen" plan as Shares of the Corporation covered by Awards which have been settled will be available for subsequent grant under the Plan, and the number of Awards that may be granted under the Plan increases if the total number of issued and outstanding Shares of the Corporation increases.

(3) No Award may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under this Plan to exceed the maximum number of Shares reserved for issuance under this Plan as set out above.

(4) If (i) an outstanding Award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised, (ii) an outstanding Award (or portion thereof) is settled in cash, or (iii) Shares acquired pursuant to an Award subject to forfeiture are forfeited, then in each such case the Shares reserved for issuance in respect of such Award (or portion thereof) will again be available for issuance under the Plan.

2.5 Limits with Respect to Insiders, Individual Limits, Annual Grant Limits and Non-Employee Director Limits

(1) The maximum number of the Corporation's securities issuable to Insiders, at any time under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement, cannot exceed ten percent (10%) of the Corporation's total issued and outstanding securities.

(2) The maximum number of the Corporation's securities issued to Insiders, within any one-year period, under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement, cannot exceed ten percent (10%) of the Corporation's total issued and outstanding securities.

(3) Any Award granted pursuant to the Plan, or securities issued under any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(1) and Section 2.5(2).

(4) The maximum number of Shares that may be made issuable pursuant to Awards made to employees and Non-Employee Directors within any one-year period shall not exceed 5% of the Outstanding Issue (as of the commencement of such one-year period).

(5) The Board may make Awards to Non-Employee Directors under the Plan provided that:

(a) the annual grant of Awards under this Plan to any one Non-Employee Director shall not exceed $150,000 in value (based on a Black-Scholes calculation or such other similar and acceptable methodology, applied consistently and appropriately as determined by the Board), of which no more than $100,000 may comprise Options; and

(b) the maximum number of Shares that may be made issuable pursuant to Awards made to all Non-Employee Directors within any one-year period shall not exceed 1% of the Outstanding Issue (as of the commencement of such one-year period).

2.6 Granting of Awards

Any Award granted under or otherwise governed by the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or settlement of such Award or the exercise of any Option or the issuance or purchase of Shares thereunder, as applicable, such Award may not be granted, settled or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 3
OPTIONS

3.1 Nature of Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For greater certainty, the Corporation is obligated to issue and deliver the designated number of Shares on the exercise of an Option and shall have no independent discretion to settle an Option in cash or other property other than Shares issued from treasury. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.2 Option Awards

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) in accordance with Section 3.3, determine the price per Share to be payable upon the exercise of each such Option (the "Option Price") and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of a Stock Exchange. Notwithstanding the foregoing, the Corporation shall grant the Replacement SpinCo Options to former holders of Premier Options pursuant to, and on the terms and conditions set out in, the Plan of Arrangement.

3.3 Option Price

The Option Price in respect of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of a Share as of the date of the grant. Notwithstanding the foregoing, the exercise price per Share under any Replacement SpinCo Option shall be the exercise price determined in accordance with the Plan of Arrangement for such Replacement SpinCo Option.

3.4 Option Term

Except in the case of Replacement SpinCo Options, the Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted ("Option Term"). In the case of Replacement SpinCo Options, each Replacement SpinCo Option shall expire on the applicable expiry date for such Replacement SpinCo Option determined in accordance with the Plan of Arrangement. Unless otherwise determined by the Board, all unexercised Options shall be cancelled, without any compensation, at the expiry of such Options. Notwithstanding the expiration provisions hereof, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. Notwithstanding anything else herein contained, the ten Business Day period referred to in this section may not be further extended by the Board.

3.5 Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board, at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in compliance with the Corporation's insider trading policy.

3.6 Method of Exercise and Payment of Purchase Price

(1) Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the legal representative of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit "B", to the Corporation at its registered office to the attention of the Chief Financial Officer of the Corporation (or the individual that the Chief Financial Officer of the Corporation may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by payment, in full, of (i) the Option Price multiplied by the number of Shares specified in such notice, and (ii) such amount in respect of withholding taxes as the Corporation may require under Section 8.2. Such payment shall be in the form of cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board.

(2) Upon exercise of an Option, the Corporation shall, as soon as practicable after such exercise and receipt of all payments required to be made by the Participant to the Corporation in connection with such exercise, but no later than ten (10) Business Days following such exercise and payment, forthwith cause the transfer agent and registrar of the Shares either to:

(a) deliver to the Participant (or to the legal representative of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b) in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(3) The Board may, at any time and on such terms as it may in its discretion determine, grant to a Participant who is entitled to exercise an Option the alternative right (the "Cashless Exercise Right") to deal with such Option on a "cashless exercise" basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a Participant in respect of any Options entitles the Participant the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Participant's intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(a) subtracting the applicable Option Price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Corporation), and multiplying the remainder by the number of Options specified in such notice;

(b) subtracting from the amount obtained under Section 3.6(3)(a) the amount of any applicable withholding taxes as determined by the Corporation in its sole discretion; and

(c) dividing the net amount obtained under subsection 3.6(3)(b) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Corporation.

3.7 Option Agreements

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "A". The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Option shall be continuously governed by section 7 of the ITA) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 4
RESTRICTED AND PERFORMANCE SHARE UNITS

4.1 Nature of Share Units

A Share Unit is an Award in the nature of a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the Market Value of a Share (or, at the sole discretion of the Corporation, a Share), and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a "Restricted Share Unit") the achievement of specified Performance Criteria (sometimes referred to as a "Performance Share Unit"), or both. Unless otherwise provided in the applicable Share Unit Agreement, it is intended Share Units awarded to U.S. Taxpayers will be exempt from Code Section 409A under U.S. Treasury Regulation section 1.409A-1(b)(4), and accordingly such Share Units will be settled/redeemed by March 15th of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver or deemed satisfaction of all Performance Criteria and other vesting conditions, the Share Units of U.S. Taxpayers will no longer be subject to a substantial risk of forfeiture, and will be settled/redeemed by March 15th of the following year (the "U.S. Share Unit Outside Expiry Date"). It is intended that, in respect of Share Units granted to Canadian Participants as a bonus for services rendered in the year of grant, neither the Plan nor any Share Units granted hereunder will constitute a "salary deferral arrangement" as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof. All Share Units granted hereunder shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received or receivable by any Canadian Participant in respect of his or her services to the Corporation or a Subsidiary, as applicable.

4.2 Share Unit Awards

(1) The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Share Units under the Plan, (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units shall be granted, (iii) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such Share Units, and (iv) any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Share Unit Agreement.

(2) Subject to the vesting and other conditions and provisions in this Plan and in the applicable Share Unit Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive, on settlement, a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation (or applicable Subsidiary), one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation (or applicable Subsidiary) to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation (and each Subsidiary) reserves the right to change such form of payment at any time until payment is actually made.

4.3 Share Unit Agreements

(1) The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "C". Such Share Unit Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Agreement. The provisions of the various Share Unit Agreements issued under this Plan need not be identical.

(2) The Share Unit Agreement shall contain such terms that the Corporation considers necessary in order that the Share Unit will comply with Code Section 409A and any provisions respecting restricted share units in the income tax laws (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Share Units shall not constitute a "salary deferral arrangement" as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

4.4 Vesting of Share Units

The Board shall have sole discretion to (i) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Share Unit Agreement, have been met, (ii) waive the vesting conditions applicable to Share Units (or deem them to be satisfied), and (iii) extend the Restriction Period with respect to any grant of Share Units, provided that (A) any such extension shall not result in the Restriction Period for such Shares Units extending beyond the Share Unit Outside Expiry Date, and (B) with respect to any grant of Share Units to a U.S. Taxpayer, such extension constitutes a substantial risk of forfeiture and such Share Units will continue to be exempt from (or otherwise comply with) Code Section 409A. The Corporation shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of Share Units to the Participant have been satisfied, waived, or deemed satisfied and such Share Units have vested (the "Vesting Date"). Notwithstanding the foregoing, if the date on which any Share Units would otherwise vest falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the Vesting Date of such Share Units will be deemed to be the date that is the earlier of (i) ten Business Days after the Blackout Period Expiry Date (which ten Business Day period may not be further extended by the Board) and (ii) the Share Unit Outside Expiry Date in respect of such Share Units, provided that in no event will the redemption and settlement of any Share Units of a Participant who is a U.S. Taxpayer be delayed beyond March 15th of the calendar year immediately following the year in which such  Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A).

4.5 Redemption / Settlement of Share Units

(1) Subject to the provisions of this Section 4.5 and Section 4.6, a Participant's vested Share Units shall be redeemed in consideration for a cash payment on the date (the "Redemption Date") that is the earliest of (i) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a Business Day, on the immediately following Business Day), (ii) the Share Unit Outside Expiry Date, and (iii) in the case of a Participant who is a U.S. Taxpayer, the U.S. Share Unit Outside Expiry Date.

(2) Subject to the provisions of this Section 4.5 and Section 4.6, during the period between the Vesting Date and the Redemption Date in respect of a Participant's vested Share Units, the Corporation (or any Subsidiary that is party to an Employment Agreement or Consulting Agreement with the Participant whose vested Share Units are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant's vested Share Units either (i) by the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (ii) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant's benefit.

(3) Settlement of a Participant's vested Share Units shall take place on the Redemption Date as follows:

(a) where the Corporation (or applicable Subsidiary) has elected to settle all or a portion of the Participant's vested Share Units in Shares issued from treasury:

(i) in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(ii) in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b) where the Corporation or a Subsidiary has elected to settle all or a portion of the Participant's vested Share Units in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the Redemption Date multiplied by the number of vested Share Units to be settled in Shares purchased in the open market, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's Share Units that the Corporation or a Subsidiary has elected to settle in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation or Subsidiary of which the Participant is a director, employee, executive officer or Consultant, in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(d) where the Corporation or a Subsidiary has elected to settle a portion, but not all, of the Participant's vested Share Units in Shares, the Participant shall be deemed to have instructed the Corporation or Subsidiary, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation or Subsidiary, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion payable to settle a Participant's Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation or a Subsidiary pursuant to Section 8.2, the Corporation or Subsidiary, as applicable, shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation or Subsidiary as appropriate.

(4) Notwithstanding any other provision in this Article 4, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any Share Units later than December 15 of the third (3rd) calendar year following the end of the calendar year in respect of which such Share Unit is granted (the "Share Unit Outside Expiry Date").

4.6 Determination of Amounts

(1) The cash payment obligation arising in respect of the redemption and settlement of a vested Share Unit pursuant to Section 4.5 shall be equal to the Market Value of a Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant's vested Share Units shall,  subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the Redemption Date for such vested Share Units multiplied by the number of vested Share Units in the Participant's Account at the commencement of the Redemption Date (after deducting any such vested Share Units in the Participant's Account in respect of which the Corporation (or applicable Subsidiary) makes an election under Section 4.5(2) to settle such vested Share Units in Shares).

(2) If the Corporation (or applicable Subsidiary) elects in accordance with Section 4.5(2) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant's vested Share Units by the issuance of Shares, the Corporation shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, issue to the Participant (or the legal representative of the Participant, if applicable), for each vested Share Unit which the Corporation (or applicable Subsidiary) elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of the Participant's vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

4.7 Award of Dividend Equivalents

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested Share Units in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant's Account in additional Share Units, the number of which shall be equal to a fraction where the numerator is the product of (i) the number of Share Units in such Participant's Account on the date that dividends are paid multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of one Share calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant's Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting and Restriction Periods) as the Share Units in respect of which such additional Share Units are credited and shall be deemed to have been awarded on the same date and subject to the same expiry date as the Share Units in respect of which such additional Share Units are credited.

In the event that the Participant's applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant.

ARTICLE 5
DEFERRED SHARE UNITS

5.1 Nature of Deferred Share Units

A deferred share unit ("DSU") is an Award in the nature of a deferral of payment for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive cash or acquire Shares, as determined by the Corporation in its sole discretion, unless such DSU expires prior to being settled.

5.2 Market Fluctuation

For greater certainty, no amount will be paid or benefit provided to, or in respect of, a Participant, or to any person who does not deal at arm's length with a Participant for the purposes of the ITA, under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the shares of the Corporation or any corporation related thereto.

5.3 DSU Awards

(1) Subject to the provisions of this Plan and the requirements of paragraph 6801(d) of the ITA Regulations and Code Section 409A, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Non-Employee Directors who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to any Non-Employee Director and the date or dates on which such DSUs shall be granted, and (iii) determine any other terms and conditions applicable to the granted DSUs.

(2) Subject to the vesting and other conditions and provisions in this Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation, one Share or any combination of cash and Shares as the Corporation in its sole discretion may determine. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

5.4 DSU Agreements

(1) The grant of a DSU by the Board shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "D". Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of the various DSU Agreements issued under this Plan need not be identical.

(2) Each DSU Agreement shall contain such terms that the Corporation considers necessary in order that the DSUs granted thereunder will comply with Code Section 409A and any provisions respecting restricted share units in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the DSUs shall not constitute a "salary deferral arrangement" as defined in subsection 248(1) of the ITA by reason of the exemption in paragraph 6801(d) of the ITA Regulations) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

5.5 Redemption / Settlement of DSUs

(1) Except as otherwise provided in this Section 5.5 or Section 8.10 of this Plan, (i) DSUs of a Participant who is a U.S. Taxpayer shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant's Separation from Service, and (ii) DSUs of a Participant who is a Canadian Participant (or who is neither a U.S Taxpayer nor a Canadian Participant) shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant's Termination Date, but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs shall be made no later than, December 15 of the first (1st) calendar year commencing immediately after the Participant's Termination Date. Notwithstanding the foregoing, if a payment in settlement of DSUs of a Participant who is both a U.S. Taxpayer and a Canadian Participant:

(a) is required as a result of his or her Separation from Service in accordance with clause (i) above, but such payment would result in such DSUs failing to satisfy the requirements of paragraph 6801(d) of the ITA Regulations, and the Board determines that it is not practical to make such payment in some other manner or at some other time that complies with both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then such payment will be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant's income under the Code but does not contravene the requirements of paragraph 6801(d) of the ITA Regulations, and the amount shall thereafter be paid out of the trust at such time and in such manner as complies with the requirements of paragraph 6801(d) of the ITA Regulations; or

(b) is required pursuant to clause (ii) above, but such payment would result in such DSUs failing to satisfy the requirements of Code Section 409A because the Participant has not experienced a Separation from Service, and if the Board determines that it is not practical to make such payment in some other manner or at some other time that satisfies the requirements of both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then the Participant shall forfeit such DSUs without compensation therefore.

(2) The Corporation will have, at its sole discretion, the ability to elect to settle all or any portion of the cash payment obligation arising in respect of the redemption and settlement of a Participant's DSUs by the issuance of Shares.

(3) For greater certainty, the Corporation shall not pay any cash or issue any Shares to a Participant in satisfaction of the redemption of a Participant's DSUs prior to the Corporation being satisfied, in its sole discretion, that all applicable withholding taxes under Section 8.2 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular DSUs.

(4) The redemption and settlement of a Participant's DSUs shall occur on the applicable DSU Redemption Date as follows:

(a) where the Corporation has elected to settle all or a portion of the Participant's DSUs in Shares,

(i) in the case of Shares issued in certificated form, delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(ii) in the case of Shares issued in uncertificated form, issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's DSUs that the Corporation has elected to pay in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(c) where the Corporation has elected to settle a portion, but not all, of the Participant's DSUs in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding obligations of the Corporation, and the Corporation shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion elected by the Corporation to settle the Participant's Share Units is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 8.2, any remaining amounts shall be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation as appropriate.

5.6 Determination of Amounts

(1) The cash payment obligation by the Corporation in respect of the redemption and settlement of a DSU pursuant to Section 5.5 shall be equal to the Market Value of a Share as of the applicable DSU Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant's DSUs shall, subject to any adjustment in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the DSU Redemption Date for such DSUs multiplied by the number of DSUs being redeemed (after deducting any such DSUs in respect of which the Corporation makes an election under Section 5.5(2) to settle such DSUs in Shares).

(2) If the Corporation elects in accordance with Section 5.5(2) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant's DSUs by the issuance of Shares, the Corporation shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, issue to the Participant, for each DSU which the Corporation elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation to settle all or a portion of the Participant's DSUs includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

ARTICLE 6
GENERAL CONDITIONS

6.1 General Conditions Applicable to Awards

Each Award shall be subject to the following conditions:

(1) Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of this Plan and the Grant Agreement entered into in respect of such Award. Except in the case of DSUs, the Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award, or to deem any Performance Criteria or other vesting conditions to be satisfied,  notwithstanding the vesting schedule set forth for such Award.

(2) Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise.

(3) Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant's relationship or employment with the Corporation or any Subsidiary.

(4) Rights as a Shareholder. Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant's Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing and except as provided under this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5) Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(6) Non-Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7) Participant's Entitlement. Except as otherwise provided in this Plan (including, without limiting the generality of the foregoing, pursuant to Section 6.2), or unless the Board permits otherwise, upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or Consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change.

6.2 General Conditions Applicable to Options

Subject to Section 6.2(7), each Option shall be subject to the following conditions:

(1) Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant. "Cause" shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation's codes of conduct and any other reason determined by the Corporation to be cause for termination.

(2) Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause (including, for the avoidance of doubt, as a result of any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, as contemplated by Section 6.1(7)), (i) each unvested Option granted to such Participant shall expire and become void immediately upon such termination, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days after the Participant's Termination Date (or such later date as the Board may, in its sole discretion, determine) and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(3) Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon such resignation and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days after the Participant's Termination Date and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(4) Permanent Disability/Retirement. Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) each unvested Option granted to such Participant shall terminate and become void immediately, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability, and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(5) Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, (i) each unvested Option granted to such Participant shall terminate and become void immediately, and (ii) each vested Option held by such Participant at the time of death may be exercised by the legal representative of the Participant, provided that any such vested Option shall cease to be exercisable on the earlier of (A) the date that is six (6) months after the Participant's death or (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(6) Leave of Absence. Upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant's participation in the Plan shall be terminated, provided that all vested Options shall remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.

(7) Replacement SpinCo Options. The above provisions of this Section 6.2, other than Section 6.2(5) and this Section 6.2(7), shall not apply to any Replacement SpinCo Option, and each Replacement SpinCo Option shall, subject to Section 6.2(5), only expire on the expiry date of such Replacement SpinCo Option determined in accordance with the Plan of Arrangement.

6.3 General Conditions Applicable to Share Units

Each Share Unit shall be subject to the following conditions:

(1) Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant's participation in the Plan shall be terminated immediately, all Share Units credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested Share Units shall be forfeited and cancelled on the Termination Date.

(2) Death, Leave of Absence or Termination of Service. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, or upon a Participant ceasing to be Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) his or her employment or service relationship with the Corporation or a Subsidiary being terminated by reason of injury or disability or (v) becoming eligible to receive long-term disability benefits, all unvested Share Units in the Participant's Account as of such date relating to a Restriction Period in progress shall be forfeited and cancelled.  Notwithstanding the foregoing, if the Board, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested Share Units, the date of such action is the Vesting Date.

(3) General. For greater certainty, where (i) a Participant's employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 6.3(1) or Section 6.3(2) hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 6.3(2) hereof following the satisfaction of all vesting conditions in respect of particular Share Units but before receipt of the corresponding distribution or payment in respect of such Share Units, the Participant shall remain entitled to such distribution or payment.

ARTICLE 7
ADJUSTMENTS AND AMENDMENTS

7.1 Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a) adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b) adjustments to the number of Shares to which the Participant is entitled upon exercise of such Award; or

(c) adjustments to the number or kind of shares reserved for issuance pursuant to the Plan.

7.2 Change of Control

(1) In the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to accelerate the vesting of Options to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to (i) provide that any or all Options shall thereupon terminate, provided that any such outstanding Options that have vested shall remain exercisable until the consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options immediately prior to the consummation of the take-over bid and the Shares issuable under such Options to be tendered to such bid, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 7.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.2 or the definition of "Change of Control": (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of Options which vested pursuant to this Section 7.2 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 7.2 shall be reinstated. In the event of a Change in Control, the Board may exercise its discretion to accelerate the vesting of, or waive the Performance Criteria or other Vesting Conditions applicable to, outstanding Share Units, and the date of the such action shall be the Vesting Date of such Share Units.

(2) If the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an officer or employee of, or Consultant to, the Corporation prior to the Change of Control has their Employment Agreement or Consulting Agreement terminated, then: (i) all unvested Options granted to such Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of (A) their expiry date as set out in the applicable Grant Agreement, and (B) the date that is 90 days after such termination or dismissal; and (ii) all unvested Share Units shall become vested, and the date of such Participant's Termination Date shall be deemed to be the Vesting Date.

7.3 Amendment or Discontinuance of the Plan

(1) The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:

(a) not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b) be in compliance with applicable law (including Code Section 409A, to the extent it is applicable), including the prior approval, if required, of the TSX (or any other stock exchange on which the Shares are listed),or any other regulatory body having authority over the Corporation; and

(c) be subject to shareholder approval to the extent such approval is required by applicable law or the requirements of the TSX (or any other stock exchange on which the Shares are listed), provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation, make the following amendments to this Plan:

(i) any amendment to the vesting provision of the Awards;

(ii) any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii) any amendment regarding the effect of termination of a Participant's employment or engagement;

(iv) any amendment which accelerates the date on which any Option may be exercised under the Plan;

(v) any amendment necessary to comply with applicable law (including taxation laws) or the requirements of the TSX (or any other stock exchange on which the Shares are listed) or any other regulatory body;

(vi) any amendment of a "housekeeping" nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(vii) any amendment regarding the administration of the Plan;

(viii) any amendment to adopt a clawback provision applicable to equity compensation; and

(ix) any other amendment that does not require the approval of the shareholders of the Corporation under Section 7.3(2).

(2) Notwithstanding Section 7.3(1), the Board shall be required to obtain shareholder approval to make the following amendments:

(a) any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Section 7.1;

(b) except in the case of an adjustment pursuant to Section 7.1 any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price or other entitlements;

(c) any amendment which extends the expiry date of any Award, or the Restriction Period of any Share Unit beyond the original expiry date or Restriction Period;

(d) any amendment to the number of Shares that may be made issuable pursuant to Awards made to employees and Non-Employee Directors;

(e) any amendment which would permit Awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes;

(f) any amendment to the limits on Awards to Non-Employee Directors set out in Section 2.5(5);

(g) any amendment to the definition of an Eligible Participant under the Plan; and

(h) any amendments to this Section 7.3

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

ARTICLE 8
MISCELLANEOUS

8.1 Use of an Administrative Agent

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

8.2 Tax Withholding

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the legal representative of the Participant) under this Plan shall be made net of any applicable withholdings, including in respect of applicable withholding taxes required to be withheld at source and other source deductions, as the Corporation determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Corporation determines, including (a) by the sale of a portion of such Shares by the Corporation, the Corporation's transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1, on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being used to satisfy any withholding and remittance obligations of the Corporation (and any remaining proceeds, following such withholding and remittance, to be paid to the Participant), (b) by requiring the Participant, as a condition of receiving such Shares, to pay to the Corporation an amount in cash sufficient to satisfy such withholding, or (c) any other mechanism as may be required or determined by the Corporation as appropriate.

8.3 Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) or any policy adopted by the Corporation. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non- solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8.3.

8.4 Securities Law Compliance

(1) The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award, the exercise of any Option, the delivery of any Shares upon exercise of any Option, or the Corporation's election to deliver Shares in settlement of any Share Units or DSUs, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award or exercise of any Option hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2) No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3) The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4) If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(5) With respect to Awards granted in the United States or to U.S. Persons (as defined under Regulation S under the U.S. Securities Act) or at such time as the Corporation ceases to be a "foreign private issuer" (as defined under the U.S. Securities Act), unless the Shares which may be issued upon the exercise or settlement of such Awards are registered under the U.S. Securities Act, the Awards granted hereunder and any Shares that may be issuable upon the exercise or settlement of such Awards will be considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any such Awards or Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission (the "SEC") may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. Certificate(s) representing the Awards and any Shares issued upon the exercise of settlement of such Awards prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY [for Awards add: AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

8.5 Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or legal representative of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.6 Quotation of Shares

So long as the Shares are listed on one or more Stock Exchanges, the Corporation must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

8.7 Fractional Shares

If, upon the concurrent exercise of one or more Options by a Participant, the aggregate number of Shares that the Participant would otherwise be entitled to receive includes a fractional Share, then the aggregate number of Shares to be issued to the Participant upon such exercise shall be rounded down to the nearest lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

8.8 Governing Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.9 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.10 Code Section 409A

It is intended that any payments under the Plan to U.S. Taxpayers shall be exempt from or comply with Code Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. Solely to the extent that Awards of a U.S. Taxpayer are determined to be subject to Code Section 409A, the following will apply with respect to the rights and benefits of U.S. Taxpayers under the Plan:

(1) Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to or for the benefit of a U.S. Taxpayer may not be reduced by, or offset against, any amount owing by the U.S. Taxpayer to the Corporation or any of its Affiliates.

(2) If a U.S. Taxpayer becomes entitled to receive payment in respect of any DSUs, or any Share Units that are subject to Code Section 409A, as a result of his or her Separation from Service and the U.S. Taxpayer is a "specified employee" (within the meaning of Code Section 409A) at the time of his or her Separation from Service, and the Board makes a good faith determination that (i) all or a portion of the Share Units or DSUs constitute "deferred compensation" (within the meaning of Code Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such Separation from Service is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then payment of such "deferred compensation" shall not be made to the U.S. Taxpayer before the date which is six months after the date of his or her Separation from Service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such Separation from Service) or, if earlier, the U.S. Taxpayer's date of death.

(3) A U.S. Taxpayer's status as a "specified employee" (within the meaning of Code Section 409A) shall be determined by the Corporation as required by Code Section 409A on a basis consistent with Code Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Code Section 409A.

(4) Although the Corporation intends that Share Units will be exempt from Code Section 409A or will comply with Code Section 409A, and that DSUs will comply with Code Section 409A, the Corporation makes no assurances that the Share Units will be exempt from Code Section 409A or will comply with it.  Each U.S. Taxpayer, any beneficiary or the U.S. Taxpayer's estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with this Plan (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary shall have any obligation to indemnify or otherwise hold such U.S. Taxpayer or beneficiary or the U.S. Taxpayer's estate harmless from any or all of such taxes or penalties.

(5) In the event that the Board determines that any amounts payable hereunder will be taxable to a Participant under Code Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Share Units hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

(6) In the event the Corporation amends, suspends or terminates the Plan or Share Units as permitted under the Plan, such amendment, suspension or termination will be undertaken in a manner that does not result in adverse tax consequences under Code Section 409A.

EXHIBIT "A"
TO OMNIBUS SHARE INCENTIVE PLAN OF I-80 GOLD CORP.

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between i-80 Gold Corp. (the "Company") and the Participant named below, pursuant to the Company's Omnibus Share Incentive Plan (the "Plan"), a copy of which is attached hereto, and confirms that on:

1. (the "Grant Date"),

2. (the "Participant")

3. was granted _________________________ options ("Options") to purchase common shares of the Company (each, a "Share"), in accordance with the terms of the Plan, which Options will bear the following terms:

(a) Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[●] per Share (the "Option Price") at any time prior to expiry on [●] (the "Expiration Date").

(b) Vesting; Time of Exercise.  Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in Canadian dollars (CAD$).

4. The Options shall be exercisable only by delivery to the Company of a duly completed and executed notice in the form attached to this Option Agreement (the "Exercise Notice"), together with (i) payment of the Option Price for each Share covered by the Exercise Notice, and (ii) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

5. Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Company pursuant to paragraph 4 of this Option Agreement.

6. To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Company of a duly completed and executed Exercise Notice specifying the Participant's intention to surrender such Options to the Company pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Company. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

7. The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or surrender of Options) that:

(a) the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Company that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b) the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c) the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d) the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e) the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise (or termination upon exercise of the Cashless Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f) this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g) the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Company is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

8. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9. This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised or surrendered to the Company pursuant to a Cashless Exercise Right) constitutes the entire agreement of the Company and the Participant (collectively the "Parties") with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. In accordance with Section 8.4(5) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, the Options may not be exercised in the "United States" or by "U.S. Persons" (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Company and the Participant have executed this Option Agreement as of                             , 20__.

I-80 GOLD CORP.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

EXHIBIT "B"
TO OMNIBUS SHARE INCENTIVE PLAN OF I-80 GOLD CORP.

FORM OF OPTION EXERCISE NOTICE

TO:  I-80 GOLD CORP.

This Exercise Notice is made in reference to stock options ("Options") granted under the Omnibus Share Incentive Plan (the "Plan") of i-80 Gold Corp. (the "Company").

The undersigned (the "Participant") holds options ("Options") under the Plan to purchase [●] common shares of the Company (each, a "Share") at a price per Share of CAD$[●] (the "Option Price") pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Company dated [●] (the "Option Agreement"). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

☐	irrevocably gives notice of the exercise of ___ Options held by the Participant pursuant to the Option Agreement at the Option Price, for an aggregate exercise price of CAD$________ (the "Aggregate Option Price"), on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Company or evidence of wire transfer to the Company in full satisfaction of the Aggregate Option Price.

The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Company may require the Participant to also provide the Company with a certified cheque or evidence of wire transfer equal to the amount of any applicable withholding taxes associated with the exercise of such Options, before the Company will issue any Shares to the Participant in settlement of the Options; and (ii) the Company shall have the sole discretion to determine the amount of any applicable withholding taxes associated with the exercise of such Options, and shall inform the Participant of such amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.
- or -
☐

irrevocably gives notice of the Participant's intention to surrender to the Company ___ Options held by the Participant pursuant to the Option Agreement in accordance with the Cashless Exercise Right (as defined in the Plan) granted in respect of such Options, and agrees to receive, in consideration for the surrender of such Options to the Company, that number of Shares equal to the following:

((A - B) x C) - D
A

where: A is the Market Value (as defined in the Plan) of a Share on determined as of the date this Exercise Notice is received by the Company; B is the Option Price; C is the number of Options in respect of which such Cashless Exercise Right is being exercised; and D is the amount of any applicable withholding taxes associated with the exercise of such Options, as determined by the Company in its sole discretion.

For greater certainty, where a Participant elects to surrender Options to the Company pursuant to his/her Cashless Exercise Right, the amount of any applicable withholding taxes determined pursuant to the above formula will be deemed to have been paid in cash by the Company to the Participant as partial consideration for the surrender and termination of the Options, which cash will be withheld by the Company and remitted to the applicable taxation authorities as may be required.

Registration:
The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name:

Address:

Date	Name of Participant

Date
Signature of Participant

EXHIBIT "C"
TO OMNIBUS SHARE INCENTIVE PLAN OF I-80 GOLD CORP.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement is entered into between i-80 Gold Corp. (the "Company") and the Participant named below, pursuant to the Company's Omnibus Share Incentive Plan (the "Plan"), a copy of which is attached hereto, and confirms that on:

1. __________________________________ (the "Grant Date"),

2. __________________________________ (the "Participant")

3. was granted _________________________ Share Units ("Share Units"), in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions

all on the terms and subject to the conditions set out in the Plan.

4. Subject to the terms and conditions of the Plan, including provisions governing the vesting of Awards while the Company is in a Blackout Period, the performance period for any performance-based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [●] (the "Performance Period"), while the restriction period for any time-based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [●] (the "Restriction Period"). Subject to the terms and conditions of the Plan, Shares Units will be redeemed and settled fifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

5. By signing this Share Unit Agreement, the Participant:

(a) acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this Share Unit Agreement (subject to any specific variations contained in this Share Unit Agreement);

(b) acknowledges that, subject to the vesting and other conditions and provisions in this Share Unit Agreement, each Share Unit awarded to the Participant shall entitle the Participant to receive on settlement an aggregate cash payment equal to Market Value of a Share or, at the election of the Company and in its sole discretion, one Share of the Company. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Company to settle any Share Unit, or portion thereof, in the form of Shares, the Company reserves the right to change such form of payment at any time until payment is actually made;

(c) acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Company in its sole discretion;

(d) agrees that a Share Unit does not carry any voting rights;

(e) acknowledges that the value of the Share Units granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(f) recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

6. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Share Unit Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Share Unit Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Share Unit Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Share Unit Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Share Unit Agreement.

7. This Share Unit Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the "Parties") with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Share Unit Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Share Unit Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8. In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of vested Share Units granted pursuant to this Share Unit Agreement are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and any applicable state securities laws, such Shares may not be issued in the "United States" or to "U.S. Persons" (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Company and the Participant have executed this Share Unit Agreement as of               , 20__.

I-80 GOLD CORP.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

EXHIBIT "D"
TO OMNIBUS SHARE INCENTIVE PLAN OF I-80 GOLD CORP.

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between i-80 Gold Corp. (the "Company") and the Participant named below, pursuant to the Company's Omnibus Share Incentive Plan (the "Plan"), a copy of which is attached hereto, and confirms that on:

1. __________________________________ (the "Grant Date"),

2. __________________________________ (the "Participant")

3. was granted __________________ deferred share units ("DSUs"), in accordance with the terms of the Plan.

4. The DSUs subject to this DSU Agreement [are fully vested] [will become vested as follows: _________________].

5. Subject to the terms of the Plan, the settlement of the DSUs, in cash (or, at the election of the Company, in Shares or a combination of cash and Shares), shall be payable to you, net of any applicable withholding taxes in accordance with the Plan, not later than December 15 of the first (1st) calendar year commencing immediately after the Termination Date, provided that if you are a U.S. Taxpayer, the settlement will be as soon as administratively feasible following your Separation from Service. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 5.5(1) of the Plan.

6. By signing this agreement, the Participant:

(a) acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

(b) acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Company in its sole discretion;

(c) agrees that a DSU does not carry any voting rights;

(d) acknowledges that the value of the DSUs granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e) recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

7. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8. This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the "Parties") with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9. In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of the DSU are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and any applicable state securities laws, such Shares may not be issued in the "United States" or to "U.S. Persons" (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Company and the Participant have executed this DSU Agreement as of               , 20__.

I-80 GOLD CORP.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.